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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF WALBRO CORPORATION


        Name of Subsidiary                                          Jurisdiction of Incorporation
        ------------------                                          -----------------------------
        Auburn Diecast Corporation                                  Michigan
        U.S. Coexcell, Inc.                                         Ohio
        Walbro Capital Pte. Ltd.                                    Republic of Singapore
        Walbro Automotive Corporation                               Delaware
        Walbro Automotive A.S                                       Norway
        Walbro Automotive do Brasil Ltda.                           Brazil
        Walbro Automotive Europe S.A.                               France
        Walbro Automotive FSC, Inc.                                 U.S. Virgin Islands
        Walbro Automotive GmbH                                      Germany
        Walbro Automotive Japan, Inc.                               Japan
        Walbro Automotive Limited                                   Great Britain
        Walbro Automotive N.V.                                      Belgium
        Walbro Automotive S.A.                                      France
        Walbro Automotive S.A.                                      Spain
        Walbro Korea, Ltd.                                          Republic of Korea
        Walbro Netherlands B.V.                                     Netherlands
        Sharon Manufacturing Company                                Michigan
        Whitehead Engineered Products, Inc.                         Delaware
        Walbro Engine Management Corporation                        Delaware
        Walbro de Mexico, S.A. de C.V.                              Mexico
        Walbro GmbH                                                 Germany
        Walbro Japan, Inc.                                          Japan
        Walbro Singapore Pte. Ltd.                                  Republic of Singapore
        Walbro Tucson Corporation                                   Delaware
        Tucson Precision Products                                   Delaware
        Fujian Hualong Carburetor Co., Ltd.                         People's Republic of China
        Tianjin Walbro Industries, Ltd.                             People's Republic of China
        Mutual Walbro P. Ltd.                                       India
        Walbro Capital Trust                                        Delaware
